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                                                                    EXHIBIT 3(i)



                          [THE STATE OF MICHIGAN SEAL]


             Michigan Department of Consumer and Industry Services

                               Lansing, Michigan







This is to Certify that the Annexed copy has been compared by me with the record on file in this Department and that the same is a true copy thereof.







                                  In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 10th day of April, 1997.



                                  /s/ Craig B. Newell, Acting Director

                             Corporation, Securities and Land Development Bureau

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                                       MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
                                        CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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Date Received                                                                                           (FOR BUREAU USE ONLY)
     APR 10 1997
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                                                                                                           FILED
Name                                                                                                    APR 10 1997
          Robert J. Krueger
          Honigman Miller Schwartz and Cohn                                                            Administrator
--------------------------------------------------------------------                 MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
Address                                                                           CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
          2290 First National Building
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City                     State           Zip Code
          Detroit,      Michigan        48226-3583
                                                                                EFFECTIVE DATE:
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   Document will be returned to the name and address you enter above



                                                RESTATED ARTICLES OF INCORPORATION
                                              For use by Domestic Profit Corporations
                                    (Please read information and instructions on the last page)



          Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:
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  1.  The present name of the corporation is:     Somanetics Corporation

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  2.  The identification number assigned by the Bureau is:                              261-155
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  3.  All former names of the corporation are:  N/A


  4.  The date of filing the original Articles of Incorporation was:    January 15, 1982
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          The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the
          Articles of Incorporation for the corporation:

ARTICLE I
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      The name of the corporation is:  Somanetics Corporation

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ARTICLE II
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      The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

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SEAL APPEARS ONLY ON ORIGINAL
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ARTICLE III

The total authorized shares:

1.      Common Shares           6,000,000, par value $0.01 per share

        Preferred Shares        1,000,000, par value $0.01 per share

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

               a. Preferred Shares. The Board of Directors may cause the Corporation to issue Preferred Shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board. Such resolutions, when filed, shall constitute amendments to these Articles of Incorporation.

               b. Reverse Stock Split. Effective as of the close of business on the date of filing these Restated Articles of Incorporation (the "Effective Time"), the filing of these Restated Articles of Incorporation shall effect a reverse stock split on the basis of one new Common Share for each ten then issued and outstanding Common Shares, while maintaining the number of authorized Common Shares and Preferred Shares, and their par values, as set forth in this Article III (the "Reverse Split").

               Immediately as of the Effective Time, and without any action by the holders of outstanding Common Shares, but subject to the redemption of fractional shares described below, outstanding certificates representing the Corporation's Common Shares shall represent for all purposes, and each Common Share issued and outstanding immediately before the Effective Time shall automatically be converted into, new Common Shares in the ratio of ten old Common Shares for one new Common Share, all by virtue of the Reverse Split and without any action on the part of the holder of such Common Shares.

               Notwithstanding any of the foregoing to the contrary, no scrip or fractional Common Shares shall be issued in connection with the Reverse Split. In lieu thereof each record holder of Common Shares as of the Effective Date who would otherwise have been entitled to receive a fractional new Common Share shall, upon surrender of such shareholder's certificates representing pre-split Common Shares, be entitled to receive a cash payment equal to the closing sale price of one Common Share on The Nasdaq SmallCap Market on the Effective
        Date, or, if there are no reported sales on such date, the average of the last reported high bid and low asked prices on such day multiplied by the fractional share which would otherwise be issuable after giving effect to the Reverse Split, and such amount shall in no event accrue any interest. As of the Effective Time such fractional shares shall no longer represent equity interests in the Corporation, and shall not be entitled to any voting, dividend or other shareholder rights; rather, they shall represent only the right to receive the cash payment described in this paragraph.
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ARTICLE IV
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1.      The address of the current registered office is:

        1653 East Maple Road,           Troy, Michigan          48083-4208
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        (Street Address)                (City)                    (ZIP Code)

2.      The mailing address of the current registered office, if different than above:

                                                              Michigan
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        (Street Address or P.O. Box)                    (City)                  (ZIP Code)

3.      The name of the current resident agent is:      Bruce J. Barrett

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ARTICLE V
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When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
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ARTICLE VI
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     A director of the Corporation shall not be personally liable to the
Corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article VI shall not eliminate or limit the liability of a director for any of the following:

          (1) A breach of the director's duty of loyalty to the Corporation or its shareholders.

          (2) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

          (3) A violation of Section 551(1) of the Michigan Business Corporation Act.

          (4) A transaction from which the director derived an improper personal benefit.

          (5) An act or omission occurring before the effective date of this Article VI.

Any repeal or modification of this Article VI by the shareholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to, any acts or omissions occurring before such repeal or modification.

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ARTICLE VII
        The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three or more than fifteen directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1992 Annual Meeting of Shareholders, Class I director shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders, commencing in 1993, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

        If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly-created directorships are filled by the Board, the additional directors shall be classified as provided by the Board.

        A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Newly created directorships resulting from an increase in the number of directors and any vacancy on the Board of Directors may be filled by an affirmative vote of a majority of the directors then in office. If the number of directors then in office is less then a quorum, such newly created directorships and vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected by the Board of Directors to fill a vacancy shall hold office until the next election successor of the class for which the director shall have been chosen and until his or her shall be elected and shall qualify. A director or the entire Board of Directors may be removed only for cause.

        Notwithstanding the foregoing, whenever the holders of any one or more classes of Preferred Shares or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Restated Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article.

        This Article VII may only be amended by the affirmative vote of holders of 90% of the outstanding Common Shares of the Corporation, in addition to the vote otherwise required by the Michigan Business Corporation Act.
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(ADDITIONAL PROVISIONS, IF ANY, MAY BE INSERTED HERE; ATTACH ADDITIONAL PAGES
IF NEEDED.)
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5.      COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE
        UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b), DO NOT COMPLETE BOTH.

        a. / / These Restated Articles of Incorporation were duly adopted on the _______ day of ________, 19 _____, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

                Signed this __ day of ________, 19__.


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     (SIGNATURES OF INCORPORATORS; TYPE OR PRINT NAME UNDER EACH SIGNATURE)

        b. [x] These Restated Articles of Incorporation were duly adopted on the 25th day of March, 1997 in accordance with the provisions of Section 642 of the Act and: (check one of the following)

                [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

                [x] were duly adopted by the shareholders.  The necessary
                    number of shares as required by statute were voted in favor of these Restated Articles.

                [ ] were duly adopted by the written consent of the
                    shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provisions appears in the Articles of Incorporation.)

                [ ] were duly adopted by the written consent of all the
                    shareholders entitled to vote in accordance with section 407(2) of the Act.



                            Signed this 27th day of March, 1997


                            By  /s/ Bruce J. Barrett
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                                   (Signature of President, Vice-President,
                                    Chairperson, or Vice-Chairperson)

                              Bruce J. Barrett, President
                           ----------------------------------------------------
                              (Type or Print Name)       (Type or Print Title)